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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): AUGUST 8, 2000


                                    IMP, INC.

             (Exact name of registrant as specified in its charter)

                                     0-15858

                            (Commission File Number)

         DELAWARE                                       94-2722142
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
      incorporation)

                             2830 NORTH FIRST STREET
                               SAN JOSE, CA 95134
             (Address of principal executive offices, with zip code)

                                 (408) 432-9100
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)



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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     PriceWaterhouseCoopers LLP ("PWC") has resigned as the principal accountant for IMP, Inc. ("IMP" or the "Company") as of August 8, 2000.

     The reports of PWC on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that such reports included an explanatory paragraph expressing substantial doubt regarding the Company's ability to continue as a going concern.

     During the Company's fiscal years ended March 28, 1999 and March 26, 2000, and the period subsequent to March 26, 2000 preceding PWC's resignation, there were no disagreements between the Company and PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of PWC, would have caused PWC to make a reference to the subject matter of the disagreement(s) in connection with its report on the Company's financial statements, except as follows:

     1.   As of September 27, 1998 (the end of the second quarter of fiscal year
1999), IMP had inventory reserves and allowances recorded. During PWC's review for the quarter ended December 27, 1998 (the third quarter of fiscal year 1999), it noted that IMP had reversed all reserves and allowances for inventory that had been outstanding as of the end of the second quarter. PWC communicated to management that it disagreed with that result. PWC reported the issue to the audit committee. After analysis, reserves and allowances as of the third quarter were adjusted to an amount totaling approximately half of that existing at the end of the second quarter.

     2. During the fourth quarter of fiscal year 1999, IMP and PWC had a disagreement regarding the valuation of the Company's inventory. After discussions on the issue, adjustments were made by the Company to reduce the value of inventory on hand. The matter was resolved prior to being communicated to the audit committee.

     The Company has authorized PWC to respond fully to any inquiries of a successor accountant with regard to either of the above matters.

     The above matters occurred between PWC and IMP's prior executive management team.

     By letters relating to fiscal years ended March 28, 1999 and March 26, 2000 (the "Management Letters"), PWC advised the Company and its audit committee of the following material weaknesses: inadequate overall internal control design; absence of appropriate reviews and approvals of transactions, accounting entries or system output; inadequate procedures for appropriately assessing and

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applying accounting principles; inadequate provisions for the safeguarding of assets; and failure to perform tasks that are a part of a sound system of internal control, such as preparation of timely account reconciliations. PWC discussed each of the material weaknesses identified in the Management Letters with the Company's management and with the audit committee. The Company has authorized PWC to discuss the subject matter of each material weakness identified in the Management Letters with any successor accountant subsequently engaged as the principal accountant to audit the Company's financial statements. The Company's current executive management team is in the process of addressing the material weaknesses noted in the Management Letters.

     Attached hereto as Exhibit 16.1 is a letter from PWC stating whether it agrees with the statements made by IMP in this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     Exhibit 16.1  Letter re Change in Certifying Accountant


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 IMP, INC.

Date:  AUGUST 15, 2000           By: /s/ JOY LEO
                                     ----------------------
                                     JOY LEO
                                     VICE PRESIDENT, FINANCE, ADMINISTRATION AND
                                     CHIEF FINANCIAL OFFICER

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                                 EXHIBIT INDEX


            Exhibit 16.1  Letter re Change in Certifying Accountant